Exhibit 4.7

                              LOCALEYES CORPORATION
                         RESTATED 1996 STOCK OPTION PLAN

1.        PURPOSE

          This 1996 Stock Option Plan (the "Plan") is intended to reward past service by, increase incentive for and encourage stock ownership on the part of selected key employees of, and independent contractors retained by, LocalEyes Corporation (the "Corporation") or other corporations which are or become subsidiaries of the Corporation. It is also the purpose of the Plan to provide such employees and independent contractors with a proprietary interest, or increase their proprietary interest, in the Corporation and its subsidiaries, and to encourage them to continue in the employ of or to be retained by the Corporation or the subsidiaries. It is intended that certain options granted pursuant to the Plan shall constitute incentive stock options ("incentive stock options") within the meaning of Section 422 of the internal Revenue Code of 1986, as amended (the "Code"), and that certain options granted pursuant to the Plan shall not constitute incentive stock options ("non-qualified stock options"). The word "subsidiaries" as used in the Plan shall mean corporations in which the Corporation owns, directly or indirectly, 50 percent or more of the voting stock, in accordance with Section 424(f) of the Code.

2.        STOCK

          The stock subject to the Plan shall be the shares of the Corporation's authorized but unissued common stock (the "Common Stock"). The aggregate number of shares which may be issued under the Plan shall not exceed 1,554,410, subject to such adjustments as may be required pursuant to Section 6 hereof. In the event that any outstanding option under the Plan shall expire or be terminated for any reason, the shares of the Common Stock allocated to the unexercised portion of such option shall again become available to be made subject to an option under the Plan.

3.      ADMINISTRATION

        The Plan shall be administered by the Board of Directors of the Corporation (the "Board"). The Board shall be authorized, subject to the provisions of the Plan, to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan, and to make such determinations under, and such interpretations of, and to take such steps in connection with, the Plan or the options granted thereunder as it may deem necessary or advisable. The interpretation and construction by the Board of any provisions of the Plan or any option granted pursuant thereto shall be final, binding and conclusive. No member of the Board shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan or any transaction thereunder.

          Notwithstanding the foregoing, the Board shall have the authority to delegate its duty to administer the Plan to a committee of the Board appointed by the Board. In addition, as of the date of the first registration of an equity security of the Corporation under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), the Plan shall be administered in such manner as the Board shall determine in order to assure that the Plan complies with Rule 16b-3 of the Securities and Exchange Commission ("Rule 16b-3") if the Board shall deem such compliance necessary or desirable. Any committee charged with administration of the Plan shall have all the powers and protections authorized to the Board under the Plan, except those powers set forth in Section 14 hereof, until the Board shall decide otherwise.

4.        ELIGIBILITY AND AWARD OF OPTIONS

          The Board shall have full and final authority in its discretion, at any time and from time to time, to grant or authorize the granting of options to such officers and other key employees of and independent contractors retained by the Corporation or its subsidiaries, whether or not members of the Board, as it may select, and for such numbers of shares as it shall designate. The Board shall have frill and final authority in its discretion to determine, in the case of officers and other key employees, whether such options shall be incentive stock options or non-qualified stock options and whether incentive stock options and non-qualified stock options shall be awarded pursuant to separate grants or in conjunction. To the extent that the aggregate fair market value (determined as of the date on which the option is granted) of the Common Stock with respect to which incentive stock options granted to an officer or other key employee are exercisable for the first time by such individual during any calendar year (under all incentive stock option plans of his or her employer corporation and its parent and subsidiary corporations) exceeds $100,000, such options (taken into account in the order in which they were granted) shall be treated as non-qualified stock options. Persons selected by the Board who are prospective employees of or independent contractors retained by the Corporation or its subsidiaries shall be eligible to receive non-qualified stock options; provided, however, that, in the case of prospective employees, such options shall be subject to such persons' becoming employees of the Corporation or its subsidiaries. All options granted under the Plan shall be subject to the Corporation's receipt of adequate consideration in accordance with Section 409 of the California General Corporation Law.

          The date which an option shall be granted shall be the date of the Board's authorization of such grant or such later date as may be determined by the Board at the time such grant is authorized. Any individual may hold more than one option.

5.        TERMS AND CONDITIONS OF OPTIONS

          Stock options granted pursuant to the Plan shall be evidenced by agreements in such form as the Board shall determine, which agreements shall comply with the following terms and conditions:

          (A)      Optionee's Retention or Employment

                    Each option agreement shall state that it shall not be construed as granting an optionee who is an independent contractor any right to continued retention by or employment with, or an optionee who is or becomes an employee any right to continued employment with, the Corporation or any subsidiary and that, subject to any written retention or employment agreement between the optionee and the Corporation or any subsidiary, such retention and employment shall be terminable at will by the Corporation or such subsidiary.

          (B)      Number of Shares

                    Each option agreement shall state the number of shares of the Common Stock to which the option pertains.

          (C)      Option Price

                    Each option agreement shall state the option price per share, which shall be not less than 85 percent, in the case of a non-qualified stock option, and 100 percent, in the case of an incentive stock option, of the fair market value of a share of the Common Stock on the date the option is granted. Notwithstanding the foregoing, the option price per share of an option granted to a person who, on the date of such grant and in accordance with
Section 424(d) of the Code, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Corporation (or of its parent or subsidiary corporation) shall be not less than 110 percent of the fair market value of a share of the Common Stock on the date the option is granted. Fair market value shall mean (i) the average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary or the closing price quoted on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the date an option is granted or, if no report is available for such date, for the next preceding date for which such a report is available; or (ii) if the Common Stock is not traded Over-The-Counter or on an exchange, the amount determined in good faith by the Board for the date an option is granted by applying the rules and principles of valuation set forth in Treasury Regulation
Section 20.2031-2, relating to the valuation of stocks for purposes of Section 2031 of the Code.

           (D)     Medium and Time of Payment

                   The option price shall be payable upon the exercise of an option in legal tender of the United States (in cash or by certified check). Upon receipt of payment, the Corporation shall promptly deliver to the optionee (or the person entitled to exercise the option) a certificate or certificates for the shares of the Common Stock to which the option pertains.

          (E)      Term and Exercise of Option

                    Each option shall state the time or times when it becomes exercisable and, subject to the other provisions of the Plan, the time or times when it expires, both of which provisions shall be determined by the Board. To the extent that an option has become exercisable, it may be exercised in whole or in such lesser amount as authorized by the option agreement. If exercised in part, the unexercised portion of an option shall continue to be held by the optionee and may thereafter be exercised as provided in the option agreement and herein. Notwithstanding any other provision of the Plan, no option granted under the Plan shall be exercisable after the expiration of ten (10) years from the date of its grant, and no option granted under the Plan to a person who, on the date of such grant and in accordance with Section 424(d) of the Code, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Corporation (or of its parent or subsidiary corporation) shall be exercisable after the expiration of five (5) years from the date of its grant.

           (F)     Termination of Employment or Retention

                   (i) If an optionee who is an employee shall cease to be employed, or an optionee who is an independent contractor shall cease to be retained (other than to become an employee), by the Corporation and any of its subsidiaries for any reason other than death or permanent and total disability, his or her option may be exercised within a period, determined by the Board and set forth in the relevant option agreement, not longer than three (3) months after the date of such cessation of employment or retention, as the case may be, but only to the extent such option was exercisable under the terms of such option agreement on such date.

                   (ii)If an optionee who is an employee shall cease to be employed, or an optionee who is an independent contractor shall cease to be retained, by the Corporation and any of its subsidiaries by reason of permanent and total disability, his or her option may be exercised within a period, determined by the Board and set forth in the relevant option agreement, not longer than one (1) year after the date of such cessation of employment or retention, as the cage may be, but only to the extent such option was exercisable under the terms of such option agreement on such date.

                    (iii) If an optionee should die while in the employ of, or while retained by, the Corporation or any subsidiary or within the period not longer than three (3) months or one (1) year referred to above, whichever is applicable, his or her option may be exercised, to the extent it was exercisable under the terms of the relevant option agreement immediately prior to the optionee's death, at any time within a period, determined by the Board and set forth in such option agreement, not longer than one (1) year after the optionee's death by the optionee's executors or administrators or the person or persons to whom the option is transferred by will or by the applicable laws of descent and distribution. No transfer of an option by the optionee by will or by the applicable laws of descent and distribution shall be effective unless the Corporation shall have been furnished with written notice thereof, and such other evidence as the Board may deem necessary to establish the validity of the transfer and the acceptance of the transferee or transferees of the terms and conditions of the option, and to establish compliance with any laws or regulations pertaining thereto.

          Permanent and total disability shall mean an optionee's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, in accordance with Section 22(e)(3) of the Code.

           (G)     Other Provisions

                   The option agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the option, restrictions on the transferability and/or right to retain shares of the Common Stock received upon the exercise of options, and restrictions required by any applicable securities laws, as the Board shall deem advisable.

6.        CHANGES IN CAPITALIZATION, REORGANIZATIONS AND OTHER EVENTS

          Subject to any action by the stockholders of the Corporation required by law, the number of shares of the Common Stock covered by the Plan and each outstanding option, and the price per share thereof, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of the Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares effected without the receipt of consideration by the Corporation; provided, however, that no such adjustment shall result in the issuance of any fractional shares of the Common Stock. The issuance of shares of the Common Stock upon the conversion of convertible securities shall be treated as an issuance for which the Corporation receives consideration for this purpose. Adjustments pursuant to this paragraph shall be made by the Board, whose determinations shall be final, binding and conclusive.

          A dissolution or liquidation of the Corporation, a merger or consolidation in which the Corporation is not the surviving corporation or a change in control of the Corporation shall affect each outstanding option in the manner set forth in the applicable option agreement.

          The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

 7.       NONASSIGNABILITY

          No option granted under the Plan shall be assignable or transferable by an optionee except by will or the laws of descent and distribution. An option granted under the Plan shall be exercisable, during the optionee's lifetime, only by the optionee.

8.         NO OBLIGATION TO EXERCISE OPTION

          The granting of an option shall impose no obligation upon the optionee or a transferee of the optionee to exercise such option.

9.         RIGHTS AS A STOCKHOLDER

          An optionee or a transferee of an optionee shall have no rights as a stockholder with respect to any shares of the Common Stock covered by his or her option until the date of the issuance of a stock certificate to the optionee or transferee for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 6.

10.        MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS

           Subject to the terms and conditions and within the limitations of the Plan, the Board may modify, extend, renew or accelerate the exercisability of outstanding options granted under the Plan. Furthermore, the Board may, subject to any applicable provisions of the Plan, upon the cancellation of previously granted higher priced options, regrant options at a lower price. Notwithstanding the foregoing, however, no modification or cancellation and regrant of an option shall, without the written consent of the optionee, alter or impair any rights or obligations under any option theretofore granted under the plan.

11.        USE OF PROCEEDS

          The proceeds received from the sale of shares of the Common Stock pursuant to the exercise of options granted under the Plan shall be used for general corporate purposes.

12.       APPROVAL OF STOCKHOLDERS

          Options granted under the Plan shall be subject to approval of the Plan by the stockholders of the Corporation in accordance with Section 422(b)(l) of the Code. No option granted hereunder may become exercisable unless and until such approval is obtained. In the event an equity security of the Corporation is registered under Section 12 of the Exchange Act, the Plan shall again be submitted for approval by the stockholders for purposes of Rule 1 6b-3 and in accordance with the provisions of such Rule if the Board shall deem compliance with such Rule necessary or desirable..

13.       TERM OF PLAN

          The Plan is effective June 1, 1996, unless terminated sooner pursuant to Section 14, shall remain in effect until the earlier of the close of business on May 31, 2006, or when all the shares of the Common Stock subject to or which may become subject to the Plan have been issued upon the exercise of options granted under the Plan.

14.       TERMINATION OR AMENDMENT OF THE PLAN

          The Board may from time to time suspend, discontinue or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that no such action of the Board shall:

          (A) without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted under the Plan;

          (B) without the approval of the stockholders of the Corporation in accordance with Section 422(b)( 1) of the Code, increase the aggregate number of shares of the Common Stock which may be issued under options granted under the Plan (except as may be effected pursuant to the provisions of Section 6);

          (C) without the approval of the stockholders of the Corporation in accordance with Section 422(b)(l) of the Code, change the designation of the employees or class of employees eligible to receive incentive stock options under the Plan;

          (D) as of the date of the first registration of an equity security of the Corporation under Section 12 of the Exchange Act and if the Board shall deem compliance with Rule 16b-3 necessary or desirable, without the approval of the stockholders of the Corporation for purposes of Rule I 6b-3 and in accordance with the provisions of such Rule, materially increase the benefits accruing to participants under the Plan, materially increase the number of securities which may be issued under the Plan or materially modify the requirements as to eligibility for participation in the Plan; or

          (E) without such approval by the stockholders of the Corporation as shall be necessary in the opinion of counsel, otherwise amend or modify the Plan.